UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 3, 2026
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The RealReal, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-38953	45-1234222
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Francisco Street Suite 400
San Francisco, CA 94133
(Address of Principal Executive Offices) (Zip Code)
(855) 435-5893
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value	REAL	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment
of Principal Officers.
On November 3, 2026, the Board of Directors (the “Board”) of The RealReal, Inc. (the “Company”) increased the size of the Board from seven to eight directors and appointed Sharmistha Dubey to the Board as a Class II Director, with her term expiring at the Company’s 2027 annual meeting of stockholders until her successor is duly elected and qualified.

Ms. Dubey has served as the Chair of the Board of Directors of Fortive Corporation (NYSE: FTV), a provider of essential technologies for industrial and healthcare settings, since January 2025 and as a member of its board since August 2020; an operating partner of Advent International LP, a global private equity firm, since 2022; and a director of Naspers Limited (JSE:NPN), a technology investment company, and Prosus N.V. (AMS:PRX), a global consumer internet group that is majority-owned by Naspers, since 2022. Ms. Dubey previously served as the Chief Executive Officer of Match Group, Inc. (NASDAQ:MTCH), a provider of global dating products, from March 2020 to May 2022, overseeing growth for the portfolio of brands, including Tinder, Match, Meetic, OkCupid, Hinge, Pairs, PlentyOfFish, and OurTime. Prior to this role, she had served in various other senior leadership positions at Match Group, Inc., including as Match Group’s President, Chief Operating Officer of Tinder, President of Match Group Americas, Chief Product Officer of Match and Princeton Review, and Chief Product Officer and EVP of The Princeton Review after joining Match Group in 2016. Ms. Dubey also served as a member of the Board of Directors at Match Group, Inc. from March 2019 to June 2026. She holds an undergraduate degree in Engineering from the Indian Institute of Technology and a master’s degree in Engineering from Ohio State University.

As a non-employee director, Ms. Dubey is entitled to receive compensation arrangements in accordance with the Company’s Director Compensation Program, which includes an annual cash retainer of $35,000, paid quarterly, and an annual equity award of $165,000 in restricted stock units under the Company’s 2019 Equity Incentive Plan, which will vest on the earlier of the one year anniversary of the grant of such equity award or the date immediately prior to the Company’s annual meeting of stockholders occurring after such date of grant, subject to continued service as a non-employee director through such vesting date. Initial cash retainers and equity awards are adjusted pro rata for the first partial year of service. In addition, the Company will enter into its form of Indemnification Agreement with Ms. Dubey, a copy of which has been filed as Exhibit 10.35 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC") on February 28, 2023.

There is no arrangement or understanding between Ms. Dubey and any other persons pursuant to which Ms. Dubey was appointed as a director. Furthermore, there are no transactions between Ms. Dubey and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Item 7.01     Regulation FD Disclosure.
On November 5, 2026, the Company issued a press release regarding the appointment of Ms. Dubey to the Board. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 7.01 to this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as expressly set forth by specific reference in such filing..

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated November 5, 2026
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The RealReal, Inc.

Date: November 5, 2026	By:	/s/ Todd Suko
Todd Suko
Chief Legal Officer and Secretary